Exhibit 99.3

Eightco (NASDAQ: ORBS) Releases Monthly Chairman’s Message

Eightco holds over 10% of the current WLD supply in circulation

Introducing Infinity by ORBS, which brings authentication to the enterprise and commercial; with inaugural partners including Coinbase, Kraken and more

Infinity by ORBS addresses proof-of-human authentication at scale to wide range of industries including, Finance, Advertising, Gaming, Government

The Company is supported by a select group of strategic and institutional investors including: BitMine (BMNR), MOZAYYX, World Foundation, Wedbush, Coinfund, Discovery Capital Management, FalconX, Kraken, Pantera, GSR, Brevan Howard and more

EASTON, PA – NOVEMBER 18, 2025, Eightco Holdings Inc. (NASDAQ: ORBS) today announced the release of its monthly Chairman’s Message, which includes the company’s total current holdings and company strategy and roadmap. The Chairman’s message reinforces Eightco’s continued commitment to expanding its enterprise and commercial integrations through Infinity by ORBS, which has already secured key partnerships and pilot programs with Coinbase, Kraken and more to be announced.

As of November 17th, Eightco’s total holdings include 272,253,898 WLD, 11,068 ETH, and unencumbered cash and stablecoins of $58.2 million. Eightco holds over 10% of the current WLD supply in circulation.

“Enterprises are increasingly seeking dependable human-verification solutions that support security, compliance, and seamless integration into their existing workflows,” said Dan Ives, Chairman of Eightco (ORBS). “In close collaboration with Tools for Humanity, we’re accelerating new partnership agreements to strengthen our enterprise strategy. We believe Infinity by ORBS will extend well beyond crypto and DeFi, becoming the essential verification layer for industries including advertising, gaming, healthcare, TradFi, government, and any sector where trustworthy human authentication is necessary.”

“We remain laser-focused on bringing more enterprises and commercial platforms onto Infinity by ORBS to help ensure verified humans in an AI world,” said Kevin O’Donnell, CEO of Eightco (ORBS). “Partnering with innovators like Coinbase and Kraken marks the beginning of Eightco’s wider enterprise expansion and offerings.”

Through strategic investments and partnerships, in addition to its Worldcoin treasury, Eightco is driving the development of a universal framework for digital identity and authentication. Infinity by ORBS is leading the advancement of AI-resistant enterprise authentication and will continue to develop new approaches to meet the evolving identity and verification challenges that come with scaled AI adoption.

Both the “Chairman’s Message” and corporate presentation are available on the website: www.8co.holdings/chairmans-message

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is building the authentication and trust layer for the post-AGI world. Its mission centers on strategic pillars including consumer authentication, enterprise authentication, and gaming authentication. Through its pioneering digital asset strategies, including the first-of-its-kind Worldcoin treasury, and partnerships with leading technology innovators, Eightco is establishing a universal foundation for digital identity and Proof of Human (PoH) verification.

For additional details, follow on X:

https://x.com/iamhuman_orbs

https://x.com/divestech

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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